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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report dated March 19, 1997, on the consolidated financial statements of Chadmoore Wireless Group, Inc. and Subsidiaries (a development stage company) as of December 31, 1996 and 1995, and for each of the years in the two-year period ended December 31, 1996 and for the period from January 1, 1994 through December 31, 1996.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Las Vegas, Nevada
December 2, 1997